Exhibit 99.1

Minerco Resources, Inc. Secures $2,000,000 Line of Credit to Fund Operations

Houston, TX, May 6, 2014: Minerco Resources, Inc. (OTCQB: MINE) (the “Company”), the parent company of Level 5 Beverage Company (“Level 5”), a specialty beverage company which develops, produces, markets and distributes a diversified portfolio of all-natural and highly functional brands, secures $2,000,000 financing in form of a traditional Line of Credit from Post Oak, LLC.

This traditional $2,000,000 Credit Line with Post Oak, LLC will allow us to fund our operations for the foreseeable future. This credit facility allows us to draw down on the Credit Line on demand and leaves us in control of our financial future. Additionally, the Credit Line does not require an interest or principal payment for 12 months to allow us to establish significant sales and revenues before the first interest payment is due.

The upcoming bi-coastal launch of VitaminFIZZ® and expansion of COFFEE BOOST™ will be the first use of proceeds. The Herbal Collection will also be further funded with the initial drawdown from the credit facility. The flexibility Minerco and Level 5 gain from this credit facility will further help us to responsibly manage our upcoming growth and expansion. This flexibility will allow the Company to grow / expand multiple brands, streamline operations and realize revenues, simultaneously.

V. Scott Vanis, the Chairman and Managing Director of the Company said, “We have been diligently working towards this type of traditional credit facility for a long time. Our work has finally paid off. This $2,000,000 Credit Line will allow the Company to make business decisions without the distractions caused by less traditional financing vehicles. The fact that we do not have any payments due while we launch VitaminFIZZ® and expand COFFEE BOOST™ is only trumped by the fact that we do not have any conversions to worry about. I would like to thank Post Oak and their team for their confidence in our companies! We have earned this by operating our business in a responsible manner, and we will continue to do so. Only now we have added increased ‘flexibility’ and ‘freedom’ to our business operations. We look forward to a long relationship with Post Oak as we continue to set and attain our lofty goals.”

Investor Update Conference Call held on April 29, 2014
The Company / Level 5 held an Investor Update Call on April 29, 2014. We enjoyed interacting, directly, with our shareholders and thank you for all the interest in our Company. We released the Official Transcript of the Investor Update Call through a Current Report on Form 8-K with the Securities and Exchange Commission, and the Official Transcript will be available on our website at www.minercoresources.com on the News page.

 “The feedback received following the Update Call has been overwhelming, but overwhelmingly positive. The Call and Webcast was listened to by more than 2,000 unique participants or individuals. We are very humbled and appreciative of all the interest in our company. We discussed many topics in the Investor Update Call, and we are in the process of following through on each piece in our usual, systematic approach. I would like to direct all shareholders to my closing statements of the Investor Update Call for my feelings on their support. As always, we will keep you informed of developments and opportunities at the soonest opportunity,” stated V. Scott Vanis, Chairman and Managing Director of the Company.

Please contact:     Minerco Resources, Inc.
info@minercoresources.com
V. Scott Vanis, 888-473-5150

Public Disclosure

Details of the Company’s business, finances and agreements can be found as part of the Company’s continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information, please visit: www.minercoresources.com.

The above statements have not been evaluated by the Food and Drug Administration (FDA). These products are not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.